ENCORE CAPITAL GROUP, INC. EXECUTIVE SEPARATION PLAN

As Adopted Effective November 4, 2014 and Amended Effective January 1, 2022

ENCORE CAPITAL GROUP, INC. EXECUTIVE SEPARATION PLAN

Table of Contents Section 1    Definitions
Section 2    Purpose of Plan
Section 3    Eligibility and Participation
Section 4    Administration
Section 5    Separation Due to Death
Section 6    Separation Due to Disability
Section 7    Separation Due to Retirement
Section 8    Separation for Cause or Quit
Section 9    Separation without Cause or for Good Reason
Section 10    Change in Control
Section 11    Participant Obligations
Section 12    Claims
Section 13    Taxes
Section 14    Term of Plan; Amendment and Termination of Plan
Section 15    Miscellaneous

ENCORE CAPITAL GROUP, INC.

EXECUTIVE SEPARATION PLAN

1.0    DEFINITIONS

The following terms shall have the following meanings unless the context indicates otherwise:

1.1    “Affiliate” of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

1.2    “Beneficiary” shall mean a beneficiary designated in writing by the Participant to receive any Separation Benefits in accordance with Sections 5 through 10 below. If no beneficiary is designated by the Participant, then the Participant's estate shall be deemed to be the Participant's Beneficiary.

1.3    “Board” shall mean the Board of Directors of the Company.

1.4    “Bonus” shall mean the Participant’s annual cash bonus with respect to the year in which the Separation Date occurs.

1.5    “Cause” shall mean – unless otherwise defined in an employment agreement between the Participant and the Company or Subsidiary – the occurrence of any of the following:

(1)    a conviction of the Participant of – or the plea of guilty or nolo contendere to – (i) a felony or (ii) a misdemeanor involving moral turpitude; or

(2)    willful misconduct or gross negligence by the Participant; or

(3)    failure by the Participant to carry out the lawful and reasonable directions of the Board or the Participant’s immediate supervisor, as the case may be; or

(4)    refusal to cooperate or non-cooperation by the Participant with any governmental regulatory authority; or

(5)    fraud, embezzlement, theft or dishonesty by the Participant against the Company (or any Subsidiary) or a material violation by the Participant of a policy or procedure of the Company (or any Subsidiary) or the Company’s (or any Subsidiary’s) Standards of Business Conduct, resulting, in any case, in harm to the Company or any Subsidiary.

1.6    “CEO” shall mean the Executive serving as the chief executive officer of the Company at the relevant time.

1.7    “Change in Control” shall mean the occurrence of any of the following events:

(1)    any “person,” as such term is used in Sections 3(a)(9) and 13(d) of the Exchange Act, becomes a “beneficial owner,” as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 50% or more of the Voting Stock (as defined below) of the Company; or

(2)    the majority of the Board consists of individuals other than Incumbent Directors; provided that any person becoming a director subsequent to the Effective Date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director; or

(3)    the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; or

(4)    all or substantially all of the assets or business of the Company are disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or

(5)    the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by Affiliates of such other company in exchange for stock of such other company).

1.8    “Change-in-Control Date” shall mean the date that a Change in Control first occurs.

1.9    “Change-in-Control Continuation Period” shall mean the period commencing on the Separation Date and continuing until the end of the applicable period as shown on Schedule B and which is to be used if the Participant’s Separation is without Cause or – for certain Participants – for Good Reason in connection with a Change in Control.

1.10    “Change-in-Control Non-Competition Period” shall mean the period commencing on the date the Executive becomes a Participant and continuing until the end of the applicable period as shown on Schedule B and which is to be used if the Participant’s Separation is without Cause or – for certain Participants – for Good Reason in connection with a Change in Control.

1.11    “Change-in-Control Non-Solicitation Period” shall mean the period commencing on the date the Executive becomes a Participant and continuing until the end of the applicable period as shown on Schedule B.

1.12    “Change-in-Control Protection Period” shall mean the period commencing on the 180th day immediately preceding a Change-in-Control Date and ending on the 2nd anniversary of such Change-in-Control Date.

1.13    “Change-in-Control Severance Multiple” shall mean the multiplier that shall be used to determine cash Separation Benefits paid to the Participant as shown on Schedule B and which is to be used if the Participant’s Separation is without Cause or – for certain Participants – for Good Reason in connection with a Change in Control.

1.14    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.15    “Committee” shall mean the Board's Compensation Committee as constituted from time to time.

1.16    “Company” shall mean Encore Capital Group, Inc., a Delaware corporation, including any successor entity or any successor to the assets of the Company that has assumed the Plan.

1.17    “Competitive Activity” shall mean the Participant’s engaging in an activity – whether as an employee, consultant, principal, member, agent, officer, director, partner or shareholder (except as a less than 1% shareholder of a publicly traded company) – that is competitive with any business of the Company or any Subsidiary conducted by the Company or such Subsidiary at any time during the Standard Non- Competition Period or the Change-in-Control Non-Competition Period (as applicable); provided, however, that the Participant may be employed by or otherwise associated with:

(i)    a business of which a subsidiary, division, segment, unit, etc. is in competition with the Company or any Subsidiary but as to which such subsidiary, division, segment, unit, etc. the Participant has absolutely no direct or indirect responsibilities or involvement, or

(ii)    a company where the Competitive Activity is:

(A)    from the perspective of such company, de minimis with respect to the business of such company and its affiliates, and

(B)    from the perspective of the Company or any Subsidiary, not in material competition with the Company or any Subsidiary.

1.18    “Disability” shall mean a disability as determined in accordance with the Company's (or the applicable Subsidiary's) long-term disability plan or program in effect on the date that the disability first occurs, or if no such plan or program is in effect on the date that the disability first occurs, then a disability as defined under Code Section 22(e)(3).

1.19    “Effective Date” shall mean November 4, 2014.

1.20    “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.21    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

1.22    “Executive” shall mean a regular full-time employee of the Company or any Subsidiary with executive, managerial or similar duties and responsibilities.

1.23    “Good Reason” shall mean – unless otherwise defined in an in-force employment agreement between the Participant and the Company or Subsidiary – the occurrence of any of the following within the 60-day period preceding a Separation Date without the Participant’s prior written consent:

(1)a material reduction in the Participant's base salary or annual cash bonus opportunity (other than any reduction applicable to all similarly situated Executives generally); or

(2)    a material adverse diminution of the Participant’s titles, authority, duties or responsibilities, or the assignment to the Participant of titles, authority, duties or responsibilities that are materially inconsistent with his or her titles, authority, duties and/or responsibilities in a manner materially adverse to the Participant; or

(3)    a failure of the Company to obtain the assumption in writing of its obligations under the Plan by any successor to all or substantially all of the assets of the Company within 45 days after a merger, consolidation, sale or similar transaction that qualifies as a Change in Control; or

(4)    an actual relocation of the Participant’s primary office location to a location that is (i) more than 35 miles from the Participant’s present primary office location and (ii) more than 35 miles from the Participant’s primary residence at the time of such relocation.

1.24    “Incumbent Directors” shall mean the members of the Board as of the Effective Date.

1.25    “Participant” shall mean an Executive who has been designated to participate in the Plan in accordance with Section 3 below and who is participating in the Plan on the Separation Date.

1.26    “Plan” shall mean the Encore Capital Group, Inc. Executive Separation Plan.

1.27    “Quit” shall mean termination of the Participant’s employment by the Participant other than due to death, Disability, Retirement or – for certain Participants – for Good Reason.

1.28    “Retirement” shall mean that the Participant has retired in accordance with the Company’s applicable benefit and compensation plans, including but not limited to the Company’s primary qualified pension benefit plan (as such term is defined under ERISA Section 3(2)).

1.29    “Salary” shall mean the highest annual base salary paid to the Participant during the 12-month period immediately preceding the earlier of (i) the Separation Date or (ii) the Change-in-Control Date, with such amount increased (if applicable) to take into account any elective or mandatory deferrals.

1.30    “Salary Severance” shall mean a Participant’s severance determined in accordance with Section 9.3 or 10.3.

1.31    “Separated Participant” shall mean a Participant whose employment with the Company and/or any of its Subsidiaries has been terminated.

1.32    “Separation” shall mean a termination of the Participant’s employment:

(1)    due to the death of the Participant; or
(2)    by the Company or by the Participant due to Disability; or

(3)    by the Participant as a Retirement; or

(4)    by the Company for Cause; or

(5)    by the Company without Cause; or

(6)    by the Participant as a Quit; or

(7)    for certain Participants, by the Participant for Good Reason.

1.33    “Separation Benefits” shall mean the compensation and benefits payable or provided to a Separated Participant under the Plan.

1.34    “Separation Date” shall mean the date the Participant's employment with the Company and/or a Subsidiary is terminated.

1.35    “Standard Continuation Period” shall mean the period commencing on the Separation Date and continuing until the end of the applicable period as shown on Schedule A and which is to be used if the Participant’s Separation is without Cause or – for certain Participants – for Good Reason and is NOT in connection with a Change in Control.

1.36    “Standard Non-Competition Period” shall mean the period commencing on the date the Executive becomes a Participant and continuing until the end of the applicable period as shown on Schedule A and which is to be used if the Participant’s Separation is without Cause or – for certain Participants – for Good Reason and is NOT in connection with a Change in Control.

1.37    “Standard Non-Solicitation Period” shall mean the period commencing on the date the Executive becomes a Participant and continuing until the end of the applicable period as shown on Schedule A.

1.38    “Standard Severance Multiple” shall mean the multiplier that shall be used to determine cash Separation Benefits paid to the Participant as shown on Schedule A and which is to be used if the Participant’s Separation is without Cause or – for certain Participants – for Good Reason and is NOT in connection with a Change in Control.

1.39    “Standard Vesting Continuation Period” shall mean the period over which equity-based compensation will continue to vest/become exercisable commencing on the Separation Date and continuing until the end of the applicable period as shown on Schedule A and which is to be used if the Participant’s Separation is without Cause or – for certain Participants – for Good Reason and is NOT in connection with a Change in Control.

1.40    “Subsidiary” shall mean a corporation of which the Company directly or indirectly owns more than 50 percent of the Voting Stock or any other business entity in which the Company directly or indirectly has an ownership interest of more than 50 percent.

1.41    “Voting Stock” shall mean capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

2.0    PURPOSE OF PLAN

2.1    Purpose. The purpose of the Plan is:

(a)    to provide the terms and conditions relating to an Executive’s separation from service from the Company and/or any of its Subsidiaries;

(b)    to retain certain highly qualified individuals as Executives; and

(c)    to maintain the focus of such Executives on the business of the Company and to mitigate the distractions caused by the possibility that (i) the Executive’s employment may be terminated or (ii) the Company may be the target of an acquisition.

The Plan is intended to qualify as an “employee benefit plan” (as such term is defined under ERISA Section 3(3)) and, accordingly, the Plan is intended to be subject to ERISA. In addition, the Plan is intended to qualify as a “top-hat” plan (as such term is commonly used under the ERISA regulations promulgated by the U.S. Department of Labor) since it provides benefits only to a select group of management or highly compensated employees of the Company.

The Plan is NOT intended to provide “nonqualified deferred compensation” as such term is defined and used under Code Section 409A. Accordingly, the Plan is NOT intended to be subject to Code Section 409A.

3.0    ELIGIBILITY AND PARTICIPATION

3.1    Eligibility. All Executives of the Company shall be eligible to participate in the Plan.

3.2    Participation. Participants shall consist of the CEO and those Executives designated by the CEO in his or her sole discretion to participate in the Plan; provided, however, that the CEO shall not designate an Executive as a new Participant following a Change-in-Control Date. An Executive who becomes a Participant shall remain the Participant until the earlier of (i) a date certain as determined by the Committee or CEO or (ii) the termination of the Plan in accordance with Section 14 below.

3.3    Committee Approval. Notwithstanding anything contained in the Plan to the contrary, an Executive designated by the CEO in accordance with Section 3.2 above shall not become a Participant until such designation has been approved in writing by the Committee.

4.0    ADMINISTRATION

4.1    Responsibility. The Committee shall have the responsibility, in its sole discretion, to control, operate, manage and administer the Plan in accordance with its terms.

4.2    Authority of the Committee. The Committee shall have the maximum discretionary authority permitted by law that may be necessary to enable it to discharge its responsibilities with respect to the Plan, including but not limited to the following:

(a)to determine eligibility for participation in the Plan;

(b)to approve Executives designated as Participants by the CEO;

(c)to determine or calculate the Participant's Separation Benefits;

(d)    to correct any defect, supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem appropriate in its sole discretion to carry the same into effect;

(e)    to issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;

(f)    to make rules for carrying out and administering the Plan and make changes in such rules as it from time to time deems proper;

(g)    to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;

(h)    to make reasonable determinations as to the Participant's eligibility for benefits under the Plan, including determinations as to Cause and Good Reason; and

(i)    to take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

4.3    Action by the Committee. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.

4.4    Delegation of Authority. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable; provided, however, that any such delegation shall be in writing. In addition, the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Subsidiary whose employees have benefited from the Plan, as determined by the Committee.

4.5    Determinations and Interpretations by the Committee. All determinations and interpretations made by the Committee shall be binding and conclusive to the maximum extent permitted by law on all Participants and their heirs, successors, and legal representatives.

4.6    Information. The Company shall furnish to the Committee in writing all information the Committee may deem appropriate for the exercise of its powers and duties in the administration of the Plan. Such information may include, but shall not be limited to, the full names of all Participants, their earnings and their dates of birth, employment, retirement or death. Such information shall be conclusive for all purposes of the Plan, and the Committee shall be entitled to rely thereon without any investigation thereof.

4.7    Liability. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated.

4.8    Indemnification. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

5.0    SEPARATION DUE TO DEATH

5.1    Separation Event. The Participant’s employment with the Company and/or any of its Subsidiaries shall terminate on the date of the Participant’s death, and the Separated Participant shall be entitled to receive the Separation Benefits provided under this Section 5.

5.2    Accrued Obligations. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, the Company shall pay to the Separated Participant during the 30-day period immediately following the Separation Date, a lump sum cash payment equal to the Participant’s earned but unpaid Salary, plus earned but unpaid bonus for prior years’ service, plus unreimbursed expenses, plus any and all other Company obligations that are accrued and due and owing to the Separated Participant.

5.3    Cash Severance Benefits. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, the Company shall have no obligation to pay to the Separated Participant any cash severance benefits.

5.4    Long-Term Incentive Compensation. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, any and all long-term incentive arrangements shall forfeit, vest, be exercisable and/or become payable in accordance with the terms and conditions of the long-term incentive compensation plan and award agreement.

5.5    Pension-Benefit Arrangements. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, all benefits under all pension-benefit arrangements, including deferred compensation arrangements, shall be paid in accordance with the terms and conditions of the applicable plan, program, agreement or arrangement. Notwithstanding the preceding sentence, the Committee may accelerate such payment, in its sole discretion, after having received advice from the Company’s tax advisors that such acceleration would not violate Code Section 409A or any other provision of the Code.

5.6    Welfare-Benefit Arrangements. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, the dependents of the deceased Separated Participant shall be entitled to receive continued health coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 and the Affordable Care Act of 2010. Unless otherwise provided for in any written agreement between the Company and a Separated Participant, or as otherwise agreed to by the Committee in its sole discretion, all other welfare benefits shall cease as of the Separation Date.

5.7    Payment of Separation Benefits to Beneficiaries. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, all Separation Benefits under this Section 5 shall be paid to the Separated Participant's Beneficiary.

5.8    Other Benefits. Notwithstanding anything contained in the Plan to the contrary, the Company or the Committee may, in its sole discretion, provide benefits in addition to the benefits described under this Section 5.

6.0    SEPARATION DUE TO DISABILITY

6.1    Separation Event. The Participant’s employment with the Company and/or any of its Subsidiaries shall terminate on the date the Participant or the Company (and/or any of its Subsidiaries) terminates such employment due to a Disability, and the Separated Participant shall be entitled to receive the Separation Benefits provided under this Section 6.

6.2    Accrued Obligations. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, the Company shall pay to the Separated Participant during the 30-day period immediately following the Separation Date, a lump sum cash payment equal to the Participant’s earned but unpaid Salary, plus earned but unpaid bonus for prior years’ service, plus unreimbursed expenses, plus any and all other Company obligations that are accrued and due and owing to the Separated Participant.

6.3    Cash Severance Benefits. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, the Company shall have no obligation to pay to the Separated Participant any cash severance benefits.

6.4    Long-Term Incentive Compensation. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, any and all long-term incentive arrangements shall forfeit, vest, be exercisable and/or become payable in accordance with the terms and conditions of the long-term incentive compensation plan and award agreement.

6.5    Pension-Benefit Arrangements. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, all benefits under all pension-benefit arrangements, including deferred compensation arrangements, shall be paid in accordance with the terms and conditions of the applicable plan, program, agreement or arrangement. Notwithstanding the preceding sentence, the Committee may accelerate such payment, in its sole discretion, after having received advice from the Company’s tax advisors that such acceleration would not violate Code Section 409A or any other provision of the Code.

6.6    Welfare-Benefit Arrangements. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, the Separated Participant and his or her dependents shall be entitled to receive continued health coverage in accordance with rules and provisions under the Consolidated Omnibus Budget Reconciliation Act of 1985 and the Affordable Care Act of 2010. Unless otherwise provided for in any written plan, program, agreement or arrangement between the Company and a Separated Participant, or as otherwise agreed to by the Committee in its sole discretion, all other welfare benefits shall cease as of the Separation Date due to Disability.

6.7    Payment of Separation Benefits to Beneficiaries. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, in the event of the Separated Participant's death, all Separation Benefits that would have been paid to the Separated Participant under this Section 6 but for his or her death, shall be paid to the Separated Participant's Beneficiary.

6.8    Other Benefits. Notwithstanding anything contained in the Plan to the contrary, the Company or the Committee may, in its sole discretion, provide benefits in addition to the benefits described under this Section 6.

7.0    SEPARATION DUE TO RETIREMENT

7.1    Separation Event. The Participant’s employment with the Company and/or any of its Subsidiaries shall terminate on the date the Participant terminates his or her employment with the Company and/or any of its Subsidiaries due to a Retirement, and the Separated Participant shall be entitled to receive the Separation Benefits provided under this Section 7.

7.2    Accrued Obligations. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, the Company shall pay to the Separated Participant during the 30-day period immediately following the Separation Date, a lump sum cash payment equal to the Participant’s earned but unpaid Salary, plus earned but unpaid bonus for prior years’ service, plus unreimbursed expenses, plus any and all other Company obligations that are accrued and due and owing to the Separated Participant.

7.3    Cash Severance Benefits. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, the Company shall have no obligation to pay to the Separated Participant any cash severance benefits.

7.4    Long-Term Incentive Compensation. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, any and all long-term incentive arrangements shall forfeit, vest, be exercisable and/or become payable in accordance with the terms and conditions of the long-term incentive compensation plan and award agreement.

7.5    Pension-Benefit Arrangements. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, all benefits under all pension-benefit arrangements, including deferred compensation arrangements, shall be paid in accordance with the terms and conditions of the applicable plan, program, agreement or arrangement. Notwithstanding the preceding sentence, the Committee may accelerate such payment, in its sole discretion, after having received advice from the Company’s tax advisors that such acceleration would not violate Code Section 409A or any other provision of the Code.

7.6    Welfare-Benefit Arrangements. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, the Separated Participant and his or her dependents shall be entitled to receive continued health coverage in accordance with rules and provisions under the Consolidated Omnibus Budget Reconciliation Act of 1985 and the Affordable Care Act of 2010. Unless otherwise provided for in any written plan, program, agreement or arrangement between the Company and a Separated Participant, or as otherwise agreed to by the Committee in its sole discretion, all other welfare benefits shall cease as of the Separation Date.

7.7    Payment of Separation Benefits to Beneficiaries. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, in the event of the Separated Participant's death, all Separation Benefits that would have been paid to the Separated Participant under this Section 7 but for his or her death, shall be paid to the Separated Participant's Beneficiary.

7.8    Other Benefits. Notwithstanding anything contained in the Plan to the contrary, the Company or the Committee may, in its sole discretion, provide benefits in addition to the benefits described under this Section 7.

8.0    SEPARATION FOR CAUSE OR QUIT

8.1    Separation Event. The Participant’s employment with the Company and/or any of its Subsidiaries shall terminate on the date that:

(a)the Company and/or any of its Subsidiaries terminate(s) the Participant’s employment for Cause; or

(b)the Participant Quits;

and the Separated Participant shall be entitled to receive the Separation Benefits provided under this Section 8. If the Participant Quits, then such Participant shall notify the Company in writing at least 30 days prior to the Separation Date.

8.2    Accrued Obligations. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, the Company shall pay to the Separated Participant during the 30-day period immediately following the Separation Date, a lump sum cash payment equal to the Participant’s earned but unpaid Salary, plus unreimbursed expenses, plus any and all other Company obligations that are accrued and due and owing to the Separated Participant.

8.3    Cash Severance Benefits. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, the Company shall have no obligation to pay to the Separated Participant any cash severance benefits.

8.4    Long-Term Incentive Compensation. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, any and all long-term incentive arrangements shall immediately be forfeited as of the Separation Date.

8.5     Pension-Benefit Arrangements. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, all benefits under all pension-benefit arrangements, including deferred compensation arrangements, shall be immediately forfeited by the Separated Participant as of the Separation Date, provided that such forfeiture does not violate ERISA.

8.6    Welfare-Benefit Arrangements. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, the Separated Participant and his or her dependents shall be entitled to receive continued health coverage in accordance with rules and provisions under the Consolidated Omnibus Budget Reconciliation Act of 1985 and the Affordable Care Act of 2010. Unless otherwise provided for in any written plan, program, agreement or arrangement between the Company and a Separated Participant, or as otherwise agreed to by the Committee in its sole discretion, all other welfare benefits shall cease as of the Separation Date.

8.7    Payment of Separation Benefits to Beneficiaries. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, in the event of the Separated Participant's death, all Separation Benefits that would have been paid to the Separated Participant under this Section 8 but for his or her death, shall be paid to the Separated Participant's Beneficiary.

8.8    Other Benefits. Notwithstanding anything contained in the Plan to the contrary, the Company or the Committee may, in its sole discretion, provide benefits in addition to the benefits described under this Section 8.

9.0    SEPARATION WITHOUT CAUSE OR FOR GOOD REASON

9.1    Separation Event. The Participant’s employment with the Company and/or any of its Subsidiaries shall terminate on the date that the Company and/or any of its Subsidiaries terminate(s) the Participant’s employment with the Company and/or any of its Subsidiaries without Cause (other than due to death, a Disability or a Retirement) or – for certain Participants – on the date that the Participant terminates his or her employment for Good Reason, and if such termination occurs outside a Change-in-Control Protection Period, the Separated Participant shall be entitled to receive the Separation Benefits provided under this Section 9.

9.2    Accrued Obligations. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, the Company shall pay to the Separated Participant during the 30-day period immediately following the Separation Date, a lump sum cash payment equal to the Participant’s earned but unpaid Salary, plus earned but unpaid bonus for prior years’ service, plus unreimbursed expenses, plus any and all other Company obligations that are accrued and due and owing to the Separated Participant.

9.3    Cash Severance Benefits. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, the Company shall pay to the Separated Participant:

(a)    cash payments equal in aggregate to the product of (i) the Standard Severance Multiple times (ii) the Separated Participant's Salary, and

(b)    a pro rata Bonus based on (i) the number of full and partial months that the Participant was employed during the year in which the Separation Date occurs and (ii) achievement of the applicable performance conditions, payable no later than March 15 of the year following the year in which the Separation Date occurs.

    The amount set forth in Section 9.3(a) shall be paid: (i) with respect to $580,000 (or, if less, the aggregate amount set forth in Section 9.3(a)), in substantially equal installments over the Standard Continuation Period, but commencing on the first payroll date following the effective date of the Release (as defined below), and amounts otherwise payable prior to such first payroll date shall be paid on such date without interest thereon; and (ii) with respect to any remaining amounts, in a lump sum no later than the 60th day immediately following the Separation Date.

9.4    Equity-Based Compensation. Notwithstanding anything contained in any written plan, program, agreement or arrangement between the Company and the Participant:

(a)    All shares underlying time-based and performance-based equity awards will continue to vest in accordance with the terms of the applicable equity award agreements as if the Participant were still an employee during the Standard Vesting Continuation Period, and all unvested shares underlying time-based and performance-based equity awards that do not vest in accordance with the terms of the applicable equity award agreements during the Standard Vesting Continuation Period shall be forfeited; and

(b)    Stock options and stock-settled stock appreciation rights held by the Participant that are vested as of the Separation Date or vest during the during the Standard Vesting Continuation Period shall remain exercisable until the earlier of (i) the 90th day immediately following the Standard Vesting Continuation Period or (ii) the stock option’s and/or stock appreciation right’s originally scheduled expiration date.

9.5    Long-Term Incentive Compensation. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, all long-term incentive arrangements (other than equity-based compensation) shall forfeit, vest and/or be paid in accordance with the terms and conditions of the applicable plan, program, agreement or arrangement. Notwithstanding the preceding sentence, the Committee may accelerate such payment, in its sole discretion, after having received advice from the Company’s tax advisors that such acceleration would not violate Code Section 409A or any other provision of the Code.

9.6    Pension-Benefit Arrangements. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, all benefits under all pension-benefit arrangements, including deferred compensation arrangements, shall be paid in accordance with the terms and conditions of the applicable plan, program, agreement or arrangement. Notwithstanding the preceding sentence, the Committee may accelerate such payment, in its sole discretion, after having received advice from the Company’s tax advisors that such acceleration would not violate Code Section 409A or any other provision of the Code.

9.7    Welfare-Benefit Arrangements. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, the Company shall provide a Separated Participant with a lump sum cash payment equal to the estimated value of continued health coverage during the Standard Continuation Period, payable on the 60th day following the Separation Date. Unless otherwise provided for in any written plan, program, agreement or arrangement between the Company and a Separated Participant, or as otherwise agreed to by the Committee in its sole discretion, all other welfare benefits shall cease as of the Separation Date. Following the Separation Date, the Separated Participant and his or her dependents shall be entitled to receive continued health coverage in accordance with rules and provisions under the Consolidated Omnibus Budget Reconciliation Act of 1985 and the Affordable Care Act of 2010, if applicable.

9.8    Payment of Separation Benefits to Beneficiaries. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, in the event of the Separated Participant's death, all Separation Benefits that would have been paid to the Separated Participant under this Section 9 but for his or her death, shall be paid to the Separated Participant's Beneficiary.

9.9    Other Benefits. Notwithstanding anything contained in the Plan to the contrary, the Company or the Committee may, in its sole discretion, provide benefits in addition to the benefits described under this Section 9.

10.0    CHANGE IN CONTROL

10.1    Separation Event. The Participant’s employment with the Company and/or any of its Subsidiaries shall terminate on the date that the Company and/or any of its Subsidiaries terminate(s) the Participant’s employment with the Company and/or any of its Subsidiaries without Cause (other than due to death, a Disability or a Retirement) or – for certain Participants – on the date that the Participant terminates his or her employment for Good Reason, and if such termination occurs during a Change-in-Control Protection Period (any such termination, a “CIC Termination”), the Separated Participant shall be entitled to receive the Separation Benefits provided under this Section 10.

10.2    Accrued Obligations. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, the Company shall pay to the Separated Participant during the 30-day period immediately following the Separation Date, a lump sum cash payment equal to the Participant’s earned but unpaid Salary, plus earned but unpaid bonus for prior years’ service, plus unreimbursed expenses, plus any and all other Company obligations that are accrued and due and owing to the Separated Participant.

10.3    Cash Severance Benefits. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, on the later of (i) the 60th day immediately following the Separation Date and (ii) the date of the Change in Control, the Company shall pay to the Separated Participant a lump sum cash amount equal to the sum of:

(a)    the product of (i) the Change-in-Control Severance Multiple times (ii) the Separated Participant's Salary, plus

(b)    a pro rata Bonus based on (i) the number of full and partial months that the Participant was employed during the year in which the Separation Date occurs and (ii) the Participant’s target Bonus, plus

(c)    the greater of (i) the Participant’s target Bonus or (ii) the Participant’s Bonus that would have been paid assuming that actual year-to-date performance was annualized.

Notwithstanding the generality of the foregoing, if the Participant’s employment terminates prior to a Change in Control, then any unpaid Salary Severance payable under Section 9.3(a) shall be paid in a single lump sum on the later of (i) the 60th day immediately following the Separation Date and (ii) date of the Change in Control.

10.4    Equity-Based Compensation. Notwithstanding anything contained in any written plan, program, agreement or arrangement between the Company and the Participant:

(a)    Based on the greater of (i) the number of performance-based shares, performance-based stock units, performance-based stock options, and performance-based stock-settled stock appreciation rights at target level or (ii) the number of performance-based shares, performance-based stock units, performance-based stock options, and performance-based stock-settled stock appreciation rights that would have vested if performance as of the performance period to date was applied to the full performance period, a pro rata number of shares or units (based on the number of full and partial months that the Participant was employed during the applicable performance period underlying the performance equity award held by the Participant on the Separation Date shall immediately vest as of the Separation Date; provided that this Section 10.4(a) shall not apply to any performance-based equity the vesting of which solely occurs due to the achievement of a specific stock price;

(b)any and all shares of restricted stock or restricted stock units held by the Participant on the Separation Date shall immediately vest as of the Separation Date; and

(c)    any and all unvested time-vested stock options or stock-settled stock appreciation rights shall immediately vest as of the Separation Date, and any and all stock options and stock appreciation rights held by the Participant on the Separation Date (including those stock options and/or stock appreciation rights that vest/become exercisable under this Section 10.4) shall remain exercisable until the earlier of (i) the 90th day immediately following the Separation Date or (ii) the stock option’s and/or stock appreciation right’s originally scheduled expiration date.

10.5    Long-Term Incentive Compensation. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, all long-term incentive arrangements (other than equity-based compensation) shall forfeit, vest and/or be paid in accordance with the terms and conditions of the applicable plan, program, agreement or arrangement. Notwithstanding the preceding sentence, the Committee may accelerate such payment, in its sole discretion, after having received advice from the Company’s tax advisors that such acceleration would not violate Code Section 409A or any other provision of the Code.

10.6    Pension-Benefit Arrangements. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, all benefits under all pension-benefit arrangements, including deferred compensation arrangements, shall be paid in accordance with the terms and conditions of the applicable plan, program, agreement or arrangement. Notwithstanding the preceding sentence, the Committee may accelerate such payment, in its sole discretion, after having received advice from the Company’s tax advisors that such acceleration would not violate Code Section 409A or any other provision of the Code.

10.7    Welfare-Benefit Arrangements. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, the Company shall provide a Separated Participant with a lump sum cash payment equal to the estimated value of continued health coverage during the Change-in-Control Continuation Period, payable on the 60th day following the Separation Date. Unless otherwise provided for in any written plan, program, agreement or arrangement between the Company and a Separated Participant, or as otherwise agreed to by the Committee in its sole discretion, all other welfare benefits shall cease as of the Separation Date. Following the Separation Date, the Separated Participant and his or her dependents shall be entitled to receive continued health coverage in accordance with rules and provisions under the Consolidated Omnibus Budget Reconciliation Act of 1985 and the Affordable Care Act of 2010, if applicable.

10.8    Payment of Separation Benefits to Beneficiaries. Unless otherwise provided in any written plan, program, agreement or arrangement between the Company and the Participant, in the event of the Separated Participant's death, all Separation Benefits that would have been paid to the Separated Participant under this Section 10 but for his or her death, shall be paid to the Separated Participant's Beneficiary.

10.9    Other Benefits. Notwithstanding anything contained in the Plan to the contrary, the Company or the Committee may, in its sole discretion, provide benefits in addition to the benefits described under this Section 10.

10.10    Right of Company to Cure. If the Separation is by the Participant for Good Reason under this Section 10, then the Company and/or any of its Subsidiaries shall be given a reasonable period of time – but not less than 30 days – to cure the event that constitutes Good Reason (if curable) before the Separation Date.

11.0    PARTICIPANT OBLIGATIONS

11.1    Waiver and Release. As a condition precedent for receiving the Separation Benefits provided under Section 9 or Section 10 above, a Separated Participant shall execute (and not revoke) a waiver and release (the “Release”) substantially in the form attached to the Plan as Exhibit A on or before the 50th day following the Separation Date.

11.2    Non-Competition. If the Participant’s Separation is without Cause or – for certain Participants – for Good Reason, then during the Standard Non-Competition Period or the Change-in-Control Non- Competition Period, as applicable, a Separated Participant shall not at any time, directly or indirectly, engage in a Competitive Activity.

11.3    Non-Solicitation. During the Standard Non-Solicitation Period or Change-in-Control Non-Solicitation Period, as applicable, a Separated Participant shall not at any time, directly or indirectly, whether on behalf of himself or herself or any other person or entity (x) solicit any client and/or customer of the Company or any Subsidiary with respect to a Competitive Activity or (y) solicit or employ any employee of the Company or any Subsidiary for the purpose of causing such employee to terminate his or her employment with the Company or such Subsidiary.

11.4    Confidentiality. At all times prior to and following the Separation Date, the Participant shall not disclose to anyone or make use of any trade secret or proprietary or confidential information of the Company (or any Subsidiary), including such trade secret or proprietary or confidential information of any customer or client or other entity to which the Company (or any Subsidiary) owes an obligation not to disclose such information, which such Participant acquires during his or her employment with the Company (or any Subsidiary), including but not limited to records kept in the ordinary course of business, except:

(a)    as such disclosure or use may be required or appropriate in connection with his or her work as an employee of the Company (or any Subsidiary);

(b)    when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company (or any Subsidiary) or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him or her to divulge, disclose or make accessible such information;

(c)    as to such confidential information that becomes generally known to the public or trade without his or her violation of this Section 11.4; or

(d)    to the Participant’s spouse, his or her attorneys, and his or her personal tax and financial advisors as reasonably necessary or appropriate to advance the Participant’s tax, financial and other personal planning (each an “Exempt Person”), provided, however, that any disclosure or use of any trade secret or proprietary or confidential information of the Company by an Exempt Person shall be deemed to be a breach of this Section 11.4 by the Participant.

11.5    Non-Disparagement. At all times prior to and following the Separation Date, the Participant shall not make any statements or express any views that disparage the business reputation or goodwill of the Company and/or any of its Subsidiaries.

11.6    Resignation as Officer and Director. On or before the Separation Date, the Separated Participant shall submit to the Company in writing his or her resignation (as applicable) as (i) an officer of the Company and of all Subsidiaries and (ii) a member of the Board and of the board of directors of all Subsidiaries.

11.7    Return of Company Property. Immediately following the Separation Date, the Participant shall immediately return all Company property in his or her possession, including but not limited to all computer equipment (hardware and software), telephones, facsimile machines, smart phones and other communication devices, credit cards, office keys, security access cards, badges, identification cards and all copies (including drafts) of any documentation or information (however stored) relating to the business of the Company, its customers and clients or its prospective customers and clients.

11.8    Cooperation. Following the Separation Date, the Participant shall give his or her assistance and cooperation willingly, upon reasonable advance notice with due consideration for his or her other business or personal commitments, in any matter relating to his or her position with the Company, or his or her expertise or experience as the Company may reasonably request, including his or her attendance and truthful testimony where deemed appropriate by the Company, with respect to any investigation or the Company's defense or prosecution of any existing or future claims or litigations or other proceeding relating to matters in which he or she was involved or potentially had knowledge by virtue of his or her employment with the Company. In no event shall his or her cooperation materially interfere with his or her services for a subsequent employer or other similar service recipient. The Company agrees that (i) it shall promptly reimburse the Separated Participant for his or her reasonable and documented expenses in connection with his or her rendering assistance and/or cooperation under this Section 11.8, upon his or her presentation of documentation for such expenses and (ii) the Separated Participant shall be reasonably compensated for any continued material services as required under this Section 11.8.

11.9    Enforcement of Section 11. If a Separated Participant materially violates any provision of this Section 11, he or she shall immediately forfeit any right, title and interest to any Separation Benefits that have not yet been paid or provided and shall be required to repay to the Company a cash amount equal to the value of the Separation Benefits that he or she has already received.

11.10    Enforcement of Non-Competition, Non-Solicitation and Confidentiality Covenants. In addition to Section 11.9 above, if a Separated Participant violates or threatens to violate Section 11.2, Section 11.3, and/or Section 11.4 above, the Company shall not have an adequate remedy at law. Accordingly, the Company shall be entitled to seek such equitable and injunctive relief as may be available to restrain the Separated Participant and any business, firm, partnership, individual, corporation or entity participating in the breach or threatened breach from the violation of the provisions of Section 11.2, Section 11.3, and/or Section 11.4 above. Nothing in the Plan shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for breach or threatened breach of Section 11.2, Section 11.3, and/or Section 11.4 above, including the recovery of damages.

12.0    CLAIMS

12.1    Claims Procedure. If any Participant or Beneficiary, or his or her legal representative, has a claim for benefits under the Plan which is not being paid, such claimant may file a written claim with the Committee setting forth the amount and nature of the claim, supporting facts, and the claimant's address. Written notice of the disposition of a claim by the Committee shall be furnished to the claimant within 90 days after the claim is filed. In the event of special circumstances, the Committee may extend the period for determination for up to an additional 90 days, in which case it shall so advise the claimant. If the claim is denied, the reasons for the denial shall be specifically set forth in writing, pertinent provisions of the Plan shall be cited, including an explanation of the Plan's claim review procedure, and, if the claim is perfectible, an explanation as to how the claimant can perfect the claim shall be provided.

12.2    Claims Review Procedure. If a claimant whose claim has been denied wishes further consideration of his or her claim, he or she may request the Committee to review his or her claim in a written statement of the claimant's position filed with the Committee no later than 60 days after receipt of the written notification provided for in Section 12.1 above. The Committee shall fully and fairly review the matter and shall promptly advise the claimant, in writing, of its decision within the next 60 days. Due to special circumstances, the Committee may extend the period for determination for up to an additional 60 days.

12.3    Dispute Resolution. Any disputes arising under or in connection with the Plan (other than disputes arising under or in connection with Sections 11.2, 11.3 and/or 11.4 above) shall be resolved by binding arbitration, to be held in San Diego, California) or in any other location mutually agreed to by the Company and the Participant in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

12.4    Reimbursement of Expenses. If there is any dispute between the Company and the Participant with respect to a claim under the Plan, the Company shall reimburse such Participant for all reasonable fees, costs and expenses incurred by such Participant with respect to such disputed claim; provided, however, that (i) such Participant is the prevailing party with respect to such disputed claim or (ii) the disputed claim is settled in the Participant’s favor.

13.0    TAXES

13.1    Withholding Taxes. The Company shall be entitled to withhold from any and all payments made to the Participant under the Plan all federal, state, local and/or other taxes or imposts that the Company determines are required to be so withheld from such payments or by reason of any other payments made to or on behalf of the Participant or for his or her benefit hereunder.

13.2    Golden Parachute Excise Tax. If the Participant becomes subject to the excise tax imposed by Code Section 4999 (the “Parachute Excise Tax”), then the Company and the Participant agree that the aggregate “parachute payment” (as such term is used under Code Section 280G) shall be reduced to 299.99% of the Participant’s “base amount” (as such term is used under Code Section 280G) if such reduction would result in the Participant retaining on an after-tax basis an amount equal to or greater than the amount that the Participant would have retained had he or she not been subject to the Parachute Excise Tax. If such reduction occurs under this Section 13.2, the Participant may select in his or her own discretion what portion of the parachute payments will be so reduced; provided that such selection fully complies with Code Section 409A.

13.3    Code Section 409A. The Plan is not intended to be subject to Code Section 409A. Notwithstanding anything contained in the Plan to the contrary, the Committee shall have full authority to operate the Plan and to override any provision in the Plan in order for the Plan to be fully compliant – both in form and in operation – with Code Section 409A. Any right to a series of installment payments pursuant to this Plan is to be treated as a right to a series of separate payments. To the extent permitted under Code Section 409A, any separate payment or benefit under this Agreement or otherwise shall not be deemed “nonqualified deferred compensation” subject to Code Section 409A to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4), Section 1.409A-1(b)(9) or any other applicable exception or provision of Section 409A. Any payments subject to Code Section 409A that are subject to execution of a waiver and release which may be executed and/or revoked in a calendar year following the calendar year in which the payment event (such as termination of employment) occurs shall commence payment only in the calendar year in which the consideration period or, if applicable, release revocation period ends, as necessary to comply with Code Section 409A. All payments of nonqualified deferred compensation subject to Code Section 409A to be made upon a termination of employment under this Plan may only be made upon the Participant’s “separation from service” within the meaning of Code Section 409A.

13.4    No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Company and any Subsidiary and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts payable or provided under the Plan, or paid to or for the benefit of the Participant under the Plan, or that such tax treatment will apply to or be available to the Participant on account of participation in the Plan.

14.0    TERM OF PLAN; AMENDMENT AND TERMINATION OF PLAN

14.1    Term of Plan. The Plan shall be effective as of the Effective Date and shall remain in effect until the Board terminates the Plan.

14.2    Amendment of Plan. The Plan may be amended by the Board at any time with or without prior notice; provided, however, that the Plan shall not be amended during the period commencing on the 180th day immediately preceding a Change-in-Control Date and ending on the 2nd anniversary of such Change-in- Control Date without the written consent of each Participant.

14.3    Termination of Plan. The Plan may be terminated or suspended by the Board at any time with or without prior notice; provided, however, that the Plan shall not be terminated or suspended during the period commencing on the 180th day immediately preceding a Change-in-Control Date and ending on the 2nd anniversary of such Change-in-Control Date without the written consent of each Participant.

14.4    No Adverse Effect. If the Plan is amended, terminated, or suspended in accordance with Sections 14.2 or 14.3 above, such action shall not adversely affect the benefits of any Participant (including a Separated Participant) prior to the date of amendment, termination or suspension.

15.0    MISCELLANEOUS

15.1    No Mitigation. A Separated Participant shall be under no obligation to seek other employment following the Separation Date and there shall be no offset against amounts due the Separated Participant under the Plan on account of any compensation attributable to any subsequent employment.

15.2    Offset. Separation Benefits shall be reduced by any payment or benefit made or provided by the Company or any Subsidiary to the Participant pursuant to (i) any severance plan, program, policy or arrangement of the Company or any Subsidiary not otherwise referred to in the Plan, (ii) the termination- of-employment provisions of any employment agreement between the Company or any Subsidiary and the Participant, and (iii) any federal, state or local statute, rule, regulation or ordinance.

15.3    No Right, Title, or Interest in Company Assets. Participants shall have no right, title, or interest whatsoever in or to any assets of the Company or any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, Beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. Subject to this Section 15.3, all payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts; provided, however, that the Company may establish a grantor trust to provide for the payment of the benefits under the Plan of which the Company is the grantor within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code and under which the assets held by such trust will be subject to the claims of the Company's general creditors under federal and state law in the event of the Company's insolvency.

15.4    No Right to Continued Employment. The Participant's rights, if any, to continue to serve the Company (or any Subsidiary) as an employee shall not be enlarged or otherwise affected by his or her designation as the Participant under the Plan, and the Company or the applicable Subsidiary reserves the right to terminate the employment of any employee at any time. The adoption of the Plan shall not be deemed to give any employee, or any other individual any right to be selected as the Participant or to continued employment with the Company or any Subsidiary.

15.5    Indemnification. During the period that the Executive is the Participant and – if the Participant becomes a Separated Participant – following the Separation Date, the Company shall indemnify the Participant or the Separated Participant, as the case may be, and hold him or her harmless, to the fullest extent permitted by, and subject to the limitations of Delaware law, for all claims against him or her by third parties by reason of his or her employment with the Company and/or any of its Subsidiaries, including without limitation, all costs, charges and expenses (including attorneys’ fees) whatsoever incurred or sustained by the Participant or Separated Participant, as the case may be, in connection with any action, suit or proceeding (other than any action, suit or proceeding brought by or in the name of the Company against the Participant or Separated Participant, as the case may be) to which he or she may be made a party by reason of being or having been a director, officer or employee of the Company and/or any of its Subsidiaries or his or her serving or having served any other enterprise as a director, officer or employee at the request of the Company.

15.6    Clawback. Notwithstanding anything contained in the Plan to the contrary, the Participant’s paid, granted or awarded incentive compensation shall be subject to the Company’s Compensation Recovery Policy (as amended from time to time).

15.7    Other Rights. The Plan shall not affect or impair the rights or obligations of the Company or the Participant under any other written plan, contract, arrangement, or pension, profit sharing or other compensation plan.

15.8    Governing Law. The Plan shall be governed by and construed in accordance with the laws of Delaware without reference to principles of conflict of laws, except as superseded by ERISA and other applicable federal law.

15.9    Severability. If any term or condition of the Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby and shall continue in effect and application to its fullest extent.

15.10    Incapacity. If the Committee determines that the Participant or a Beneficiary is unable to care for his or her affairs because of illness or accident or because he or she is a minor, any benefit due the Participant or Beneficiary may be paid to the Participant's spouse or to any other person deemed by the Committee to have incurred expense for such Participant (including a duly appointed guardian, committee or other legal representative), and any such payment shall be a complete discharge of the Company's obligation hereunder.

15.11    Transferability of Rights. The Company shall have the unrestricted right to transfer its obligations under the Plan with respect to one or more Participants to any person, including, but not limited to, any purchaser of all or any part of the Company's business. No Participant or Beneficiary shall have any right to commute, encumber, transfer or otherwise dispose of or alienate any present or future right or expectancy which the Participant or Beneficiary may have at any time to receive payments of benefits hereunder, which benefits and the right thereto are expressly declared to be non-assignable and nontransferable, except to the extent required by law. Any attempt to transfer or assign a benefit, or any rights granted hereunder, by the Participant or the spouse of the Participant shall, in the sole discretion of the Committee (after consideration of such facts as it deems pertinent), be grounds for terminating any rights of the Participant or Beneficiary to any portion of the Plan benefits not previously paid.

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SCHEDULE A

STANDARD SEPARATION BENEFITS AND OBLIGATIONS
Partici- pant Tier	Good Reason Applies	Sever- ance Multiple	Standard Vesting Continuation Period	Standard Continu- ation Period	Standard Non- Competition Period	Standard Non-Solicitation Period
						Clients/ Customers	Employees
Tier 1	Yes	2.0x	12 months	24 months	24 months	24 months	24 months
Tier 2	Yes	1.5x	12 months	18 months	18 months	18 months	18 months
Tier 3	No	1.0x	9 months	12 months	12 months	12 months	12 months
Tier 4	No	0.5x	6 months	6 months	6 months	6 months	6 months

SCHEDULE B

CHANGE-IN-CONTROL SEPARATION BENEFITS AND OBLIGATIONS
Partici- pant Tier	Good Reason Applies	CIC Sever- ance Multiple	CIC Equity Vesting	CIC Continu- ation Period	CIC Non- Competition Period	CIC Non-Solicitation Period
						Clients/ Customers	Employees
Tier 1	Yes	2.0x	See Section 10.4	24 months	24 months	24 months	24 months
Tier 2	Yes	1.5x	Same as Tier 1	18 months	18 months	18 months	18 months
Tier 3	Yes	1.0x	Same as Tier 1	12 months	12 months	12 months	12 months
Tier 4	No	0.5x	Same as Tier 1	6 months	6 months	6 months	6 months

EXHIBIT A

RELEASE

This RELEASE (“Release”) dated as of this      day of     , 20      between Encore Capital Group, Inc., a Delaware corporation (the “Company”), and      (the “Employee”).

WHEREAS, the Employee is a participant in the Company’s Executive Separation Plan (the “Plan”); and

WHEREAS, the Employee’s employment with the Company (has been) (will be) terminated effective     ; and

WHEREAS, pursuant to Section      of the Plan, the Employee is entitled to certain compensation and benefits upon such termination, contingent upon the execution of this Release;

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein and in the Plan, the Company and the Employee agree as follows:

1.The Employee, on [his/her] own behalf and on behalf of [his/her] heirs, estate and beneficiaries, does hereby release the Company, and any of its subsidiaries or affiliates, each of their successors and each past or present officer, director, agent, employee, shareholder, and insurer (collectively, the “Releasees”) of any such entities, from any and all claims made, to be made, or which might have been made of whatever nature, whether known or unknown, from the beginning of time, including those that arose as a consequence of [his/her] employment with the Company, or arising out of the severance of such employment relationship, or arising out of any act committed or omitted during or after the existence of such employment relationship, all up through and including the date on which this Release is executed, including, but not limited to, those which were, could have been or could be the subject of an administrative or judicial proceeding filed by the Employee or on [his/her] behalf under federal, state or local law, whether by statute, regulation, in contract or tort, and including, but not limited to, every claim for front pay, back pay, wages, bonus, fringe benefit, any form of discrimination (including but not limited to, every claim of race, color, sex, religion, national origin, disability or age discrimination), wrongful termination, emotional distress, pain and suffering, breach of contract, compensatory or punitive damages, interest, attorneys’ fees, reinstatement or reemployment. If any court rules that such waiver of rights to file, or have filed on [his/her] behalf, any administrative or judicial charges or complaints is ineffective, the Employee agrees not to seek or accept any money damages or any other relief upon the filing of any such administrative or judicial charges or complaints. The Employee relinquishes any right to future employment with the Company and the Company shall have the right to refuse to re-employ the Employee without liability. The Employee acknowledges and agrees that even though claims and facts in addition to those now known or believed by [him/her] to exist may subsequently be discovered, it is [his/her] intention to fully settle and release all claims [he/she] may have against the Company and the persons and entities described above, whether known, unknown or suspected.

2.The Employee acknowledges that [he/she] has been provided at least [21] [45] days to review the Release and has been advised that the Employee has the right to consult with an attorney before signing this Release, and to review it with an attorney of [his/her] choice. In the event the Employee elects to sign this Release prior to the end of this [21] [45]-day period, [he/she] agrees that it is a knowing and voluntary waiver of [his/her] right to wait the full [21] [45] days. The Employee further understands that [he/she] has 7 days after the signing hereof to revoke it by so notifying the Company in writing, such notice to be received by              within the 7-day period. The Employee further acknowledges that [he/she] has carefully read this Release, and knows and understands its contents and its binding legal effect. The Employee acknowledges that by signing this Release, [he/she] does so of [his/her] own free will and act and that it is [his/her] intention that [he/she] be legally bound by its terms.

3.Notwithstanding anything in this Release to the contrary, nothing contained in this Release shall prohibit the Employee from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation and/or (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to the Employee’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding. Pursuant to 18 USC Section 1833(b), the Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

4.THE EMPLOYEE ACKNOWLEDGES THAT THE EMPLOYEE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
THE EMPLOYEE, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS THE EXECUTIVE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.
5.The Employee represents and warrants that there has been no assignment or other transfer of any interest in any claim which the Employee may have against Releasees, or any of them, and the Employee agrees to indemnify and hold Releasees, and each of them, harmless from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the Employee under this indemnity.

6.The Employee agrees that if the Employee hereafter commences any suit arising out of, based upon, or relating to any of the claims released hereunder or in any manner asserts against Releasees, or any of them, any of the claims released hereunder, then the Employee agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or claim.

7.The Employee further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the Employee.

IN WITNESS WHEREOF, the parties have executed this Release on the date first above written.

ENCORE CAPITAL GROUP, INC.

By:          Name:
Title:

[Employee’s Name]